Execution Version

PROMISSORY NOTE

Date: September 30, 2019

Loan Amount: $9,000,000

Interest Rate: 7.50%

Borrower: Imation Enterprises Corp., a Delaware corporation

Note Holder: GlassBridge Enterprises, Inc., a Delaware corporation

1. BORROWER’S PROMISE TO PAY

(a) In partial consideration for the assignment and transfer of the Priority Interest (as defined in that certain Assignment of Claims Agreement by and between Borrower and Note Holder, dated as of the date hereof) to Borrower, Borrower promises to pay on the Maturity Date (as defined below) to the order of Note Holder the principal amount of Nine Million Dollars ($9,000,000) (the “Loan”), or, if less, the then outstanding and unpaid principal amount of the Loan, to pay interest on the unpaid principal amount of the Loan from time to time outstanding until paid in full at the interest rates, at the times and in the manner provided for below, and to pay all other amounts required by this Note.

(b) Borrower understands that the Note Holder may transfer this Note. This Note shall be binding on Borrower and Borrower’s successors and assigns and shall inure to the benefit of Note Holder and its successors and assigns. Note Holder may assign, without the consent of Borrower, all or a portion of Note Holder’s rights under this Note and the other documents, instruments and agreements entered into in connection with the transactions contemplated hereby. Prior written notice of such assignment shall be given by Note Holder to Borrower. The Note Holder or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is hereafter called the “Note Holder.” Borrower may not assign, transfer or delegate any of Borrower’s obligations or agreements hereunder. No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by the Note Holder and Borrower.

2. INTEREST

(a) Borrower agrees to pay interest in respect of the unpaid principal balance of the Loan, from the date of borrowing until the Maturity Date, and as payments become due and payable pursuant to Section 4 of this Note, at a rate per annum equal to 7.50% (the “Interest Rate”).

(b) The Borrower further agrees to pay interest on all other Obligations of the Borrower hereunder that are not paid or performed when due at the Interest Rate plus two percent (2%) (the “Overdue Rate”), but in no event in excess of the Maximum Rate (as defined below).

(c) Throughout the term of this Note, interest shall be calculated on a 365-day year (366 days in a leap year), but shall be computed for the actual number of days in the period for which interest is charged. If any payment of principal or interest to be made by Borrower shall become due on a day other than a Business Day, such payment shall be made on the preceding Business Day, and such reduction of time shall be included in computing any interest with respect to such payment.

3. MATURITY DATE

Subject to the other terms of this Note, the unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms of this Note shall be due and payable on the date that is the seventh (7th) anniversary of the date of this Note (the “Maturity Date”).

4. PAYMENTS

(a) Borrower shall make all payments due under this Note for principal, interest and other amounts in U.S. dollars in the form of cash, check, wire transfer or money order, not later than 12:00 p.m. New York time, on the day of payment, to such location as the Note Holder may in writing designate from time to time.

(b) All accrued interest on the outstanding principal balance hereof shall be due and payable annually in arrears, commencing on September 30, 2020 and thereafter on September 30 of each year until the Maturity Date.

(c) Principal shall be due in annual principal installments as follows:

i.	$3,461,538, payable on March 31, 2021,
ii.	$3,461,538, payable on March 31, 2022,
iii.	$519,231, payable on March 31, 2023,
iv.	$519,231, payable on March 31, 2024,
v.	$519,231, payable on March 31, 2025 and
vi.	$519,231, payable on March 31, 2026; with a balloon payment on the Maturity Date of all the then outstanding principal amount.

(d) Payments received by Holder pursuant to the terms hereof shall be applied in the following manner: first, to the payment of all interest accrued but unpaid to the date of such payment; and second, to the payment of principal, and interest shall thereupon cease to accrue upon the principal so credited. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default (as hereinafter defined), all amounts received by Note Holder from any party shall be applied in such order as Note Holder, in Note Holder’s sole discretion, may elect, including first to the payment of expenses of collection and Overdue Rate.

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5. VOLUNTARY PREPAYMENT

(a) On or after the date which is 30 months from the date hereof, Borrower has the right to make payments of principal and accrued but unpaid interest at any time before such payments are due. A payment of any such principal and/or interest prior to its due date shall be referred to as a “Prepayment.” Borrower shall give the Note Holder at least two (2) Business Days’ irrevocable written notice of any Prepayment specifying the date and amount of such Prepayment. Borrower may not designate a payment as a Prepayment if Borrower has not made any and all payments due and owing under the Note as of the date of the Prepayment.

(b) Borrower may make a full Prepayment or partial Prepayment without paying a Prepayment fee. The Note Holder will use Prepayments to reduce the amount of principal that Borrower owes under this Note. However, the Note Holder may apply Prepayments to any accrued and unpaid interest due and owing on the Loan, or towards any other Obligations owed under the Note, before applying Prepayments to reduce the principal amount of the Note.

6. LOAN CHARGES

If a law, which applies to this Loan and which sets maximum loan charges (the “Maximum Rate”), is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. The Note Holder may choose to make this refund by reducing the principal amount which is owed to Note Holder under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial Prepayment in accordance with Section 5.

7. REPRESENTATIONS AND WARRANTIES; COVENANTS

(a)	Borrower represents and warrants to the Note Holder that:

i.	Borrower is duly organized and validly existing in good standing (or the equivalent thereof) under the laws of Borrower’s jurisdiction of formation, and is duly qualified in each foreign jurisdiction where Borrower’s business or property so requires;

ii.	the execution, delivery and performance by Borrower of this Note and any other agreement executed in connection herewith by Borrower do not and will not violate or conflict with any law, rule, regulation, judgment or order binding on Borrower or Borrower’s assets, any agreement or instrument to which Borrower is a party or by which Borrower or Borrower’s assets are bound, or Borrower’s constituent documents;

iii.	this Note and any other agreement executed in connection herewith by Borrower have been duly executed by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the enforcement of creditors rights generally or by equitable principles relating to enforceability;

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iv.	no authorization, consent, approval or license from, or filing or registration with, any court, governmental agency, fiscal authority or public office is necessary in connection with the execution, delivery or performance by Borrower of this Note or any other agreement executed in connection herewith by Borrower, except such as have been taken or obtained and are in full force and effect;

v.	there are no pending or known threatened investigations, actions, suits or proceedings against or affecting Borrower before any arbitrator, court, commission, bureau or other governmental agency or instrumentality, which (A) purports to affect the legality, validity or enforceability of this Note or the consummation of the transactions contemplated hereby or (B) could reasonably be expected to have a Material Adverse Effect on the financial condition, operations, business or assets of Borrower;

vi.	the unaudited balance sheet and statements of operations, shareholders’ equity and cash flows as of and for the eight months ended August 31, 2019 previously delivered to the Note Holder and attached hereto as Exhibit A are true and correct in all material respects and fairly present the financial condition of Borrower as of the date thereof, and there has been no material adverse change in the financial condition of Borrower since the date of such financial statements of Borrower; and

(b)	Borrower covenants and agrees with the Note Holder that:

i.	Borrower will promptly notify the Note Holder of the occurrence of any default or Event of Default hereunder or otherwise in respect of the Loan;

ii.	Borrower shall not sell, transfer, pledge or encumber or permit the sale, transfer, pledge or encumbrance or issuance of any interest in Borrower, directly or indirectly, that would or might cause a change in control of Borrower;

iii.	So long as this Note or any other Obligations shall remain unpaid, the Borrower shall, unless the Note Holder shall otherwise consent in writing, perform each of the affirmative covenants set forth on Part I of Schedule A attached hereto;

iv.	So long as this Note or any other Obligations shall remain unpaid, the Borrower shall not, without the prior written consent of the Note Holder, perform any of the covenants set forth on Part II of Schedule A attached hereto.

8. EVENTS OF DEFAULT AND REMEDIES

(a) Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an “Event of Default”) hereunder:

i.	failure by Borrower to make any payment in respect of any Obligations within 5 Business Days when due and payable;

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ii.	any material failure by the Borrower to comply with any of the Financial Covenants;

iii.	material breach or material default (if the effect of such breach or default is to cause obligations thereunder to become due or redeemed or to permit the holder or holders of such obligations to declare such obligations due or require such obligations to be redeemed prior to their stated maturity) by Borrower in any of the terms or conditions of any agreement between Borrower and the Note Holder;

iv.	any representation made by Borrower to the Note Holder under this Note having been false or misleading in any material respect when made;

v.	insolvency of Borrower (howsoever determined);

vi.	the commencement of any proceedings by or against Borrower under any bankruptcy, reorganization, arrangement of debt, insolvency, receivership, liquidation, dissolution or similar laws relating to the relief of debtors, or the making of an assignment for the benefit of creditors, which shall not be terminated or dismissed within 60 days after the commencement thereof;

vii.	Borrower notifying Note Holder or otherwise unequivocally demonstrating an intention to repudiate Borrower’s obligations under this Note;

viii.	it becomes unlawful for Borrower to perform any of its obligations under the Note if the effect thereof would reasonably be expected to have a Material Adverse Effect;

ix.	a Governmental Authority taking an action that Materially Adversely Effects the Borrower’s ability to repay the Loan; or

x.	default in the performance or observance by Borrower of any covenant, agreement or obligation under this Note or any other contract, instrument or agreement relating to the obligations evidenced hereby, which shall continue for a period of 30 days after Borrower’s receipt of written notice from Note Holder of such Default.

(b) Remedies.

i.	Upon the occurrence of an Event of Default described in Section 7(a)(i) above, the Note Holder may notify Borrower in writing that if Borrower does not pay the overdue amount by the date designated by the Note Holder (such date shall be at least 10 days after the date on which the notice is mailed to Borrower or delivered by other means), the Note Holder may require Borrower to pay immediately the full Loan amount then outstanding and all the interest due and owing on such amount.

ii.	Upon the occurrence of an Event of Default described in Section 7(a)(i) above, the interest rate payable by Borrower shall increase to the Overdue Rate for the current and future periods until such time as the Event of Default is remedied, at which time the interest rate shall drop back to the Interest Rate.

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iii.	Upon the occurrence of an Event of Default described in any of Sections 7(a)(ii)-(iv), (vii) and (x) above, Note Holder may declare the principal of and interest on the Loan and all other amounts owing hereunder to be immediately due and payable, whereupon same shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

iv.	Upon the occurrence of an Event of Default described in any of Sections 7(a)(v), (vi), (viii) or (ix) above, this Loan (including the principal of and interest on the Loan and all other amounts owing hereunder) shall immediately become due and payable, without the need for action on the part of Note Holder, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

v.	In the event the principal balance of the Loan, interest thereon and any other amount owed hereunder is not paid when due (whether upon maturity or otherwise), the Note Holder shall have all the rights and remedies provided under law or equity. No failure or delay by the Note Holder to exercise any right, power or privilege under this Note, shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand, or constitute a waiver of the Note Holder’s rights.

vi.	If the Note Holder has required Borrower to pay immediately in full as described above, or otherwise provided Borrower with a notice of Default hereunder, the Note Holder shall have the right to be reimbursed by Borrower for all of its costs and expenses incurred in connection with protecting its rights and /or enforcing this Note to the extent not prohibited by applicable law. Such expenses include, but are not limited to, reasonable attorneys’ fees.

9. GIVING OF NOTICES

(a) Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given in writing and shall be effective, if mailed, three days after deposit in the mails, postage prepaid; if sent by email, when sent with a confirmation received; if delivered by hand or courier, when delivered against a receipt; or if sent by overnight courier, on the next Business Day, in each case, to the address below or at a different address if Borrower gives the Note Holder a notice of such different address.

Imation Enterprises Corp.
510 Madison Ave, 9th Floor
New York, NY 10022
Attn: Daniel Strauss, CEO

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With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Lloyd Rothenberg, Esq.
Email: lrothenberg@loeb.com

(b) Unless applicable law requires a different method, any notice that must be given to the Note Holder under this Note will be given in writing and shall be effective, if mailed, three days after deposit in the mails, postage prepaid; if sent by email, when sent with a confirmation received; if delivered by hand or courier, when delivered against a receipt; or if sent by overnight courier, on the next Business Day, in each case, to the address below or at a different address if Borrower gives the Note Holder a notice of such different address.

GlassBridge Enterprises, Inc.,
510 Madison Ave, 9th Floor
New York, NY 10022
Attn: Daniel Strauss, CEO

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Lloyd Rothenberg, Esq.
Email: lrothenberg@loeb.com

10. WAIVERS

Borrower and any other person who has obligations under this Note waive the rights of Presentment and Notice of Dishonor. “Presentment” means the right to require the Note Holder to demand payment of amounts due. “Notice of Dishonor” means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

11. MISCELLANEOUS.

(a) THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).

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(b) EACH OF BORROWER AND THE NOTE HOLDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND NOTE HOLDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT NOTE HOLDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE NOTE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF NOTE HOLDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ABOVE.

(c) All payments hereunder shall be made without defense, setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto (collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by the Note Holder will not be less than the amount provided for herein. Borrower will furnish to the Note Holder within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment. This provision shall survive repayment of the Loan and cancellation of this Note.

(d) This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e) Section headings are for convenience of reference and shall not be construed as part of this Note.

12. DEFINITIONS:

“Business Day” shall mean a day other than Saturday, Sunday, a federal or state holiday, or other day on which banks in New York, New York are required or permitted to be closed.

“Financial Covenants” are the covenants set forth on Schedule A attached hereto under Part I, clause (a) and (b).

“Governmental Authority” means any governmental authority or regulatory body.

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“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance and properties of Borrower, (b) the rights or remedies of the Note Holder under this Note or (c) the ability of Borrower to perform any of its obligations under this Note.

“Obligations” means all amounts payable by the Borrower under this Note, and all claims of the Note Holder against Borrower, now existing or hereafter arising, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, monetary or non-monetary, in each case above for purposes of such definition of “Obligations,” arising out of this Note and the transactions contemplated hereby and the documents related hereto, and all extensions, renewals, refunding, replacements and modifications of any of the foregoing.

“Organizational Documents” means, with respect to any legal Person, such Person’s certificate or articles of incorporation, formation or organization, bylaws, operating agreement, partnership agreement, declaration of trust or other trust instrument, or other equivalent or comparable formation and/or constitutive documents, as applicable.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

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By signing below, the Borrower becomes obligated under this Note.

BORROWER:

IMATION ENTERPRISES CORP.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	President

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Schedule A

Part I - Affirmative Covenants:

(a)	Furnish or cause to be furnished to the Note Holder, as soon as available and in any event within forty-five (45) days following the end of each calendar quarter, an unaudited balance sheet, statement of income, statement of cash flows and statement of contingent liabilities or other comparable financial statements of the Borrower as of the end of the applicable period, which financial statements shall be prepared in accordance with generally acceptable accounting principles, and in a manner consistent with the financial statements delivered to the Note Holder in contemplation of entering into this Note and the other Loan Documents and present fairly the financial condition of the Borrower;

(b)	Furnish or cause to be furnished to the Note Holder, as soon as available, and in any event within ninety (90) days following the end of each calendar year, an audited balance sheet, statement of income, statement of cash flows and statement of contingent liabilities or other comparable financial statements of the Borrower as of the end of the calendar year, which financial statements shall be prepared in accordance with generally acceptable accounting principles, and in a manner consistent with the financial statements delivered to the Note Holder and attached hereto as Exhibit A in contemplation of entering into this Note and the other Loan Documents and present fairly the financial condition of the Borrower;

(c)	If the Borrower is a legal Person, promptly furnish to the Note Holder copies of any amendment, modification or supplement to any Organizational Document;

(d)	Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the undersigned or the undersigned’s property, except to the extent contested in good faith and/or by appropriate proceedings and where adequate reserves are maintained;

(e)	Promptly notify the Note Holder in writing of any and all pending or threatened (in writing) litigation and any and all pending or threatened (in writing) proceedings before any Governmental Authority, which, if adversely determined with respect to the Borrower after taking into account all undisputed applicable insurance and undisputed indemnities, could reasonably be expected to have a Material Adverse Effect; and

(f)	Notify the Note Holder in writing promptly upon becoming aware of the occurrence of any Default or Event of Default together with a detailed statement by the Borrower setting forth the steps being taken to cure the effect thereof,

(g)	Maintain at all times appropriate levels of insurance coverage, as determined by the Board of Directors of Borrower.

Part II - Negative Covenants:

(a)	Sell or dispose of all or substantially all of Borrowers assets;

(b)	Enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates other than loans or advances to employees in the ordinary course of business and other than commercial transactions or an arms-length; and

(c)	make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to have a Material Adverse Effect on Borrower’s ability to repay the Obligations.

Exhibit A

Unaudited Balance Sheet

Attached.